UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 7, 2018
ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Principal Accounting Officer

On December 7, 2018, Enterprise Financial Services Corp (the “Company”), appointed Mark G. Ponder as Executive Vice President, Chief Administrative Officer of Enterprise Bank & Trust (“Enterprise Bank”), the Company’s wholly owned subsidiary, effective immediately. Related to this appointment, Mr. Ponder will resign as the Company’s Principal Accounting Officer upon an orderly transition and appointment of a successor Principal Accounting Officer. Mr. Ponder has not been involved in any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Ponder has served as the Senior Vice President and Controller of the Company since March 2012, as well as the Chief Financial Officer of Enterprise Bank, since August 2016.

Bonus Compensation to Certain Officers

On December 7, 2018, the Compensation Committee of the Board (the “Compensation Committee”) granted a one-time award to Keene S. Turner, the Company’s Executive Vice President and Chief Financial Officer, of 2,313 shares of restricted stock units pursuant to the Company’s 2018 Stock Incentive Plan, to reward him for his efforts in structuring, negotiating and integration of Enterprise Bank’s acquisition of Los Alamos National Bank, in connection with the Company’s merger with Trinity Capital Corporation (the “Merger”), as reported on the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 1, 2018. The grant will vest with respect to 50% of the issued restricted stock units one year from the closing of the Merger, and the remaining 50% will vest two years from the closing date of the Merger. Vesting of the second tranche is subject to the successful integration of Los Alamos National Bank with and into Enterprise Bank, and certain qualitative factors as James B. Lally, the Chief Executive Officer of the Company, believes to be appropriate. The grant is subject to Mr. Turner’s continued employment, except in limited circumstances. Should the executive be terminated due to death, disability, change in control, or other than for cause, as defined in Mr. Turner’s employment agreement, the awards will vest in full.

Also, on December 7, 2018, the Compensation Committee granted a one-time award of a cash bonus payment of an aggregate amount of $50,000 to Mark G. Ponder. The cash bonus payment to Mr. Ponder shall be paid in two events: the first $25,000 shall be paid upon successful closing of the Merger, and the remaining $25,000 shall be paid upon successful integration and conversion of major systems in connection with the Merger, as determined by the Chief Executive Officer of the Company.

Item 8.01 Other Events.

For the purposes of Rule 425 under the Securities Act, only that information contained in Item 5.02 relating solely to the proposed merger between the Company and Trinity Capital Corporation is being filed under this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	December 13, 2018	By:	/s/ Mark G. Ponder
Mark G. Ponder
Principal Accounting Officer